                                  EXHIBIT 4.1

                  MICREL, INCORPORATED 1994 STOCK OPTION PLAN
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                              MICREL, INCORPORATED
                              --------------------

                            1994 STOCK OPTION PLAN
                            ----------------------

                                   ARTICLE 1

                                    PURPOSE
                                    -------

      The purpose of this 1994 Stock Option Plan (the "Plan") is to advance the interests of MICREL, INCORPORATED, a California corporation (the "Company"), by giving the Company's employees and others who perform substantial services on behalf of the Company incentive through ownership of the Company's common stock to continue in the service of the Company and thereby to help the Company compete effectively with other enterprises for the services of qualified individuals. This Plan is adopted under Section 408 of the California Corporations Code.

                                   ARTICLE 2

                           STOCK SUBJECT TO THE PLAN
                           -------------------------

     Subject to adjustment as provided in Article 11, the Company is authorized to issue options ("Options") to purchase up to 2,482,334 shares of its common stock ("Shares"). Any unpurchased Shares that are subject to an Option that terminates for any reason other than exercise shall, unless the Plan has been terminated, become available for future grant under the Plan. The Company shall at all times reserve for issuance pursuant to the Plan a number of its authorized but unissued Shares equal to the number of Shares issuable under the Plan. Exercise of an Option shall decrease the number of Shares available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is granted.

                                   ARTICLE 3

                                 TERM OF PLAN
                                 ------------

     The Plan shall become effective upon its adoption by the Board of Directors of the Company (the "Board"). Within 12 months after the date of such adoption, the Plan shall be approved by the shareholders of the Company in the degree and manner required under applicable state and federal law. No Option shall become exercisable unless and until such shareholder approval has been obtained. Unless sooner terminated under Article 10 or 11, the Plan shall terminate upon the earlier of
(a) the tenth anniversary of its adoption by the Board or (b) the date on which all Shares available for issuance under the Plan have been issued. Any Option outstanding under the Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Plan.

                                   ARTICLE 4

                                 PARTICIPANTS
                                 ------------

     Section 4.1. Eligibility. The following persons shall be eligible to
     -----------  -----------
receive Options under the Plan: (a) any employee ("Employee") of the Company or any present or future parent or subsidiary corporation of the Company ("Affiliate") as defined in Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Code"), respectively, (b) any person who is engaged by the Company or an Affiliate to render services and is compensated for such services, but who is not an Employee ("Consultant") and (c) any director who is not an Employee, whether compensated for such services or not ("Outside Director"). Only Employees are eligible to receive Options that are intended to be incentive options ("Incentive Options") within the meaning of Section 422 of the Code. Employees, Consultants and Outside Directors are eligible to receive Options that are not intended to be Incentive Options ("Nonstatutory Options").

     Section 4.2. Participants. The Board shall have the authority in its sole
     -----------  ------------
discretion to select the Employees, Consultants and Outside Directors to whom Options may from time to time be granted under the Plan ("Participants").

     Section 4.3. Legal Representatives. As used in the Plan, the term
     -----------  ---------------------
"Participant" includes any person who acquires the legal right to exercise a Participant's Options by reason of the death or incompetence of the Participant.

                                  ARTICLE 5

                                GENERAL TERMS
                                -------------

     Section 5.1. Option Agreement. Grants of Options shall be evidenced by a
     -----------  ----------------
written option agreement ("Option Agreement"), which shall contain the provisions that the Plan requires and may contain additional provisions that do not conflict with the Plan as the Board deems appropriate. Each Option Agreement shall be signed by the Participant and an

                                      -2-
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officer of the Company designated by the Board. The form of Option Agreement for use pursuant to the Plan is attached hereto. The Board may modify said form as it deems appropriate, subject to the provisions of the Plan. Option Agreements need not have identical terms, but each Option Agreement shall be subject to the Plan.

     Section 5.2. Exercise Price.
     -----------  --------------

          5.2.1. General Rule. The exercise price of each Option shall not be
          -----  ------------
less than the fair market value of the Shares, as the Board may determine, on the date the Option is granted.

          5.2.2. Ten Percent Shareholders. The exercise price of each Option
          -----  ------------------------
granted to a Participant who, at the time the Option is granted, owns, as that term is defined in Section 424(d) of the Code, stock possessing more than 10% of the combined voting power of all stock of the Company or of its Affiliates, shall be at least 110% of the fair market value of the Shares, as the Board may determine, on the date the Option is granted.

          5.2.3. Determination of Fair Market Value. The Board's determination
          -----  ----------------------------------
of fair market value shall be final and conclusive for the purposes of the Plan. In determining fair market value, the Board may, but is not obligated to, obtain and rely upon an independent appraisal. If the Company's common stock is publicly traded, the fair market value of the Shares as of any date shall be determined as follows: (a) if such stock is listed on a stock exchange or national market system, fair market value shall be the closing sales price of a share of the Company's common stock (or the closing bid price if no sales were reported), as quoted on such exchange or system for the last market trading day before the time of determination; or (b) if such stock is quoted on the NASDAQ System (but not on its National Market System) or regularly quoted by a recognized securities dealer but selling prices are not reported, fair market value shall be the mean between the high and low asked prices for such stock for the last market trading day before the time of determination.

     Section 5.3. Payment of Exercise Price; Taxes.
     -----------  --------------------------------

          5.3.1. Form of Payment. The Participant shall pay the per Share
          -----  ---------------
exercise price in full at the time of exercise by bank cashier's check or, with the approval of the Board, a promissory note, shares of common stock of the Company, a notice of intent to purchase Shares upon exercise of Options pursuant

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to a payroll deduction plan, or any combination of the foregoing such that the aggregate fair market value of such consideration (as determined by the Board) equals the total exercise price. Beginning on the date that a public market exists for the Shares, as defined in Section 7.7, the Participant may pay the exercise price in whole or in part by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price.

      5.3.2. Promissory Notes. The Company may require a promissory note to be
      -----  ----------------
with full recourse, to be adequately secured by collateral other than the Shares purchased, and to bear interest at market or above market rates (if such rates are not usurious). It is the Company's policy not to accept promissory notes except in unusual circumstances. Inability to pay cash is not necessarily an unusual circumstance. Effective upon the date the Shares become "margin stock" as defined in Federal Reserve Regulation G, any extension of credit to any Participant for the purpose of exercising Options shall comply with such Regulation G.

      5.3.3. Withholding Taxes. The Participant shall pay by bank cashier's
      -----  -----------------
check or other form of payment acceptable to the Company, the amount of any state or federal income or other tax that the Company is required to pay or withhold upon exercise of an Option unless the incidence of such tax cannot lawfully be placed on the Participant.

     Section 5.4. Conditions to Exercise. No Option may be exercised if the
     -----------  ----------------------
transfer of Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable securities or other law or regulation. Unless the Shares are registered under the Securities Act of 1933 (the "Securities Act") and any applicable state securities law, as a condition to exercising an Option, the Participant shall provide the Company with such written assurances as the Company deems appropriate for the Option grant and exercise to qualify for exemption from registration. Such assurances may include, among others, a representation that the Participant intends to hold the Shares for investment and not for distribution to the public. The Company has no obligation to register the Options or Shares under the Securities Act or any other law.

     Section 5.5. No Employment Agreement. No Option Agreement, nor anything
     -----------  -----------------------
contained in the Plan, shall alter a Participant's status as an "at will" employee of the Company, confer upon any Participant any right to continue in the employ of the Company, or limit the right of the Company to terminate a Participant's employment at any time and for any or no reason.

     Section 5.6. Restrictions on Transfer. If transfer of the Shares is
     -----------  ------------------------
restricted under any applicable law, each certificate representing such Shares shall bear a legend in form and substance satisfactory to the Company reflecting that such Shares are so restricted. The Company may also place a notation on any certificate representing Shares purchased upon exercise of an Incentive Option. To enforce any restrictions on transfer of the Shares, the Company may set forth in its stock transfer records a "stop transfer" order with respect to the Shares. The Company shall not be liable for any refusal to transfer the Shares on the books of the Company unless the transfer complies with all terms and conditions of any restrictions imposed on such Shares.

     Section 5.7. Cancellation of Option when Employment Terminates. If a
     -----------  -------------------------------------------------
Participant exercises an Option after his or her employment or other relationship terminates, the Company may pay to the Participant an amount equal to the then Current Market Price (as defined in Section 7.9) of the Shares less the exercise price of the Shares in lieu of issuing such Shares. The Company shall not be obligated to deliver such amount to the Participant unless the Participant accepts such payment in full satisfaction of his or her rights under the Option exercised. This Section shall be void and of no force and effect beginning on the date when a public market exists for the Shares, as defined in
Section 7.7.

                                   ARTICLE 6

                          TERMS OF OPTION AGREEMENTS
                          --------------------------

     Section 6.1. Limitation on Incentive Option Grants. The aggregate fair
     -----------  -------------------------------------
market value (determined at the time the Option is granted) of the Shares for which one or more Incentive Options granted under the Plan (or any other incentive stock option plan of the Company or any Affiliate) become exercisable by a Participant for the first time during any calendar year shall not exceed $100,000 or such other amount as may be permitted under subsequent amendments to
Section 422 of the Code. To the extent that any two or more Incentive Options violate this limitation, such excess Options shall be treated as Nonstatutory Options. For purposes of this Section 6.1, Incentive Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time the Option with respect to such Shares was granted.

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                Section 6.2.   Duration of Option.
                -----------    ------------------

                    6.2.1.      General Rule.  Except as provided in this
                    -----       ------------
Section and Section 6.3, Options shall be exercisable only for so long as the Participant has the same relationship with the Company as an Employee, Consultant or Outside Director as the Participant had when the Option was granted, but not longer than 10 years after the date the Option is granted.

                    6.2.2.      Exercise Following Termination.  Upon
                    -----       ------------------------------
termination of a Participant's employment or other relationship with the Company by reason of the Participant's death or disability (within the meaning of Section 22(e)(3) of the Code), the Participant or the Participant's estate or any person who acquires the right to exercise the option by bequest or inheritance, may exercise the Option at any time within one year after such termination, but only to the extent that the Option is exercisable on the date of such termination and does not otherwise expire. Upon termination of a Participant's employment or other relationship with the Company by reason of the Participant's disability other than as defined in Section 22(e)(3) of the Code, the Participant may exercise the Option at any time within 6 months after such termination, but only to the extent that the Option is exercisable on the date of such termination and does not otherwise expire. Upon termination of a Participant's employment or other relationship with the Company for any other reason, the Participant may exercise the Option at any time within 30 days after such termination, but only to the extent that the Option is exercisable on the date of such termination and does not otherwise expire. Employment shall not be considered terminated in the case of (a) sick leave; (b) military leave; (c) any other leave of absence approved by the Board, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute; or (d) transfers between locations of the Company or between the Company, its Affiliates or its successor. For consultants, employment terminates when such Consultant ceases to render services on a periodic basis to the Company or any Affiliate.

                    6.2.3.      Effect of Change of Relationship. If a
                    -----       --------------------------------
Participant's employment or other relationship with the Company is terminated but the Participant continues to be eligible under Section 4.1 of the Plan, the Board may, in its sole discretion, elect to permit one or more of the Participant's Options to continue as if the Participant's employment or other relationship had not terminated, except that any such continued Option shall be a Nonstatutory Stock Option if the Participant is no longer an Employee.

                    6.2.4.      Ten Percent Shareholders.  Any Option granted to
                    -----       ------------------------
a Participant who, at the time the Option is granted, owns, as that term is defined in Section 424(d) of the Code, stock possessing more than 10% of the combined voting power of all stock of the Company or of its Affiliates, shall be exercisable as described in this Section 6.2, but for no longer than 5 years after the date the Option is granted.

                Section 6.3.    Excercisability.   All Options granted under
                -----------     ---------------
the Plan shall be come exercisable at a rate that, when considered in conjunction with all other then unexercisable options to purchase common stock of the Company held by the optionee, is not slower than in cumulative annual increments of 20% per year from the date of grant. Nothing in the Plan requires Options to be exercisable immediately upon grant.

                Section 6.4.    Exercise of Option.  To exercise an Option for
                -----------     ------------------
all or part of the Shares, the Participant must do the following; (a) Provide the Chief Financial Officer of the Company with a written notice of exercise that specifies the number of Shares for which the Option is being exercised (in increments of not less than 100 or the total number of Shares subject to all of the Participant's then exercisable Options); (b) Pay the total exercise price for that number of Shares and any withholding taxes as provided in section 5.3;
(c) Provide the Company with any written representations as required under
Section 5.4; and (d) Furnish to the Company appropriate documentation that the person(s) exercising the Option, if other than the Participant named in the Option Agreement, have the right to do so.

                Section 6.5.    Transferability of Option.  Options shall be
                -----------     -------------------------
transferable only by will or the laws of descent and distribution. Only the Participant may exercise the Options during the Participant's lifetime, except as provided in subsection 6.2.2. Any other purported transfer or assignment of any Option shall be void and of no effect, and shall give the Company the right to terminate such Option as of the date of such purported transfer or assignment.

                Section 6.6.    Notice of Disqualifying Disposition of
                -----------     --------------------------------------
Incentive Options.  Participants shall give the Company written notice of any
- -----------------
disposition of any Share acquired pursuant to exercise of an Incentive Option if such disposition occurs before the second anniversary of the date the Option was granted or the first anniversary of the date of purchase of the Share disposed of, whichever occurs later. A disposition includes any sale, exchange, gift, or other transfer or attempted transfer of legal title. The notice shall include the Participant's name, the number of Shares disposed of and the dates and prices the Shares were both acquired and disposed of.

                Section 6.7.    Adjustments to Option Rights. Subject to the
                -----------     ----------------------------
general limitations of the Plan, the Board may adjust the exercise price, term, or any other provision of an Option by cancelling and regranting the Option or by amending or substituting the Option. Options that have been so adjusted may have higher or lower exercise prices, have longer or shorter terms, or be subject to different rights and restrictions than prior Options. The Board may also adjust the number of Options granted to a Participant by cancelling outstanding Options or granting additional Options. Except for adjustments necessary to ensure compliance with any applicable state or federal law, or adjustments deemed appropriate to reflect a change in a Participant's duties, employment status, or other relationship with the Company, no such adjustment shall impair a Participant's rights under any Option Agreement without the consent of the Participant.

     Section 6.8. Identification of Incentive Options. Each Option Agreement
     -----------  -----------------------------------
shall state whether or not the Option is intended to qualify as an Incentive Option. If only a portion of an Option is intended to so qualify, (a) the Option Agreement shall so state, and (b) the Option Agreement shall not require that the number of Incentive Options exercised reduces the size of the Nonstatutory Option portion, or vice-versa.

                                   ARTICLE 7

                            SHARE REPURCHASE RIGHT
                            ----------------------

      Section 7.1. Right to Repurchase Shares. In the event the Participant's
      -----------  --------------------------
employment or other relationship with the Company is terminated for any reason, with or without cause, the Company or its assignee may, without the necessity of notice from the Participant, purchase all, or upon Participant's consent part of, the Participant's Shares under the terms and conditions of this Article 7 (the "Share Repurchase Right").

     Section 7.2. Termination of Employment or Other Relationship. For purposes
     -----------  -----------------------------------------------
of the Plan, the phrase "employment or other relationship" refers to the Participant's employment or other relationship with the Company on the date the Option is granted, as follows:

     (a) If the Participant was a full-time Employee, the Participant's employment will be deemed terminated for the purpose of the Plan if the Participant becomes a part-time Employee, a Consultant or Outside Director.

     (b) If the Participant was a part-time Employee, the Participant's employment will be deemed terminated for the purpose of the Plan if the Participant becomes a Consultant or Outside Director but not if the Participant becomes a full-time Employee.

     (c) If the Participant was a Consultant or Outside Director, the Participant's relationship will be deemed terminated for the purpose of the Plan if the nature of such relationship changes, unless the Participant becomes a full-time Employee.

     Section 7.3. Exercise of Share Repurchase Option. The Company or its
     -----------  -----------------------------------
assignee shall exercise the Share Repurchase Right by giving written notice (the "Repurchase Notice") to the Participant. If some or all of the Participant's Shares are held by a transferee when the Participant's employment or other relationship with the Company terminates, the Company may repurchase the transferred Shares by giving a Repurchase Notice to the transferee. The purchase price of the Shares shall be the greater of their exercise price or their Current Market Price determined as of the date the Participant's employment or other relationship with the Company terminates. The Share Repurchase Right shall expire 60 days after the Participant gives written notice to the Company of its right to purchase the Shares, but in any event no longer than 90 days from termination or any other event of which the Company has actual notice.

     Section 7.4. Effect of Failure to Exercise Share Repurchase Right. If the
     -----------  ----------------------------------------------------
Company declines to exercise the Share Repurchase Right after a deemed termination of a Participant's employment or other relationship with the Company, it may exercise the Share Repurchase Right upon a subsequent termination of the new employment or other relationship.

     Section 7.5. Payment for Shares and Return of Shares. Shares shall be
     -----------  ---------------------------------------
deemed repurchased when the Participant or other holder of the Shares receives a Repurchase Notice. All rights accorded a holder of such Shares, other than the right to payment therefor, shall cease at that time. Upon delivery of a Repurchase Notice, the Company shall as soon as practicable thereafter deliver the purchase price to the Company's transfer agent. The Company shall pay the purchase price of any Shares so purchased upon tender of the certificates representing such Shares to the Company's transfer agent. For purposes of the foregoing, cancellation of any promissory note of the Participant to the Company shall be treated as payment to the Participant in cash to the extent of the unpaid principal and any accrued interest cancelled.

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

      Section 7.6.  Assignment of Share Repurchase Right.  The Company may
      -----------   ------------------------------------
assign the Share Repurchase Right to one or more persons as may be selected by the Board.

      Section 7.7.  Termination of a Share Repurchase Right.  The Share
      -----------   ---------------------------------------
Repurchase Right shall terminate when a public market exists for the Shares. A public market shall be deemed to exist if any of the Company's shares of common stock have been registered under Section 5 of the Securities Act or Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and (a) such stock is listed on a national securities exchange or national market system or (b) such stock is traded in the over-the-counter market and prices therefore are published daily for 90 days in a recognized financial journal.

      Section 7.8.  Legends.  Unless a public market exists for the Shares, each
      -----------   -------
certificate representing the Shares shall bear a legend in form and substance satisfactory to the Company to the effect that the Shares are subject to the Share Repurchase Right.

      Section 7.9.  "Current Market Price".
      -----------   ----------------------

           7.9.1.  Definition.  "Current Market Price" means:
           -----   ----------

           (a) If securities of the same class are publicly traded on an active market of substantial depth, the recent market price of such securities.

           (b) If securities of the same class have not been so publicly traded, the price at which securities of reasonably comparable corporations (if any) in the same industry are being traded, subject to appropriate adjustments for the dissimilarities between the corporations being compared.

           (c) In the absence of any reliable indicator under subsection (a) or subsection (b), the earnings history, book value and prospects of the Company in the light of market conditions generally.

           7.9.2. Reference to Net Book Value.  Net book value per share of the
           -----  ---------------------------
common stock of the Company shall be determined on a fully-diluted basis as of the last day of the preceding fiscal year, as determined in accordance with generally accepted accounting principles by the independent accountants of the Company based on their review, but not necessarily an audit, of the Company's financial statements. Net book value shall be calculated using the historical cost of the Company's assets as reflected on its financial statements, net of any book depreciation reflected on the financial statements. Net book value shall not include any unrealized gain or loss on the Company's assets or the value, if any, of the Company's goodwill or other assets that are not reflected in its financial statements.

           7.9.3.  Effect on Time Periods.  For purposes of the Plan, the date
           -----   ----------------------
the Participant's employment or other relationship is deemed to terminate shall be deemed to be not earlier than the date the accountants deliver their written determination of such net book value to the Company.

                                   ARTICLE 8

                            RIGHT OF FIRST REFUSAL
                            ----------------------

      Section 8.1.  Restriction on Transfer.  Except as expressly permitted in
      -----------   -----------------------
an Option Agreement or the Plan, a Participant shall not transfer, encumber or dispose of any Shares or any interest in the Shares.

      Section 8.2.  Right of First Refusal.  In the event the Participant
      -----------   ----------------------
proposes to sell, exchange, transfer, pledge or otherwise dispose of any Shares (whether voluntarily or involuntarily) (collectively referred to sometimes herein as a "Transfer"), the Company or its assignees shall have the right to purchase such Shares under the terms and conditions of this Article 8 (the "Right of First Refusal").

      Section 8.3.  Notice of Proposed Transfer.  Before any proposed Transfer
      -----------   ---------------------------
of any Shares the Participant must deliver to the Company at its principal office (a) a written notice describing the proposed Transfer and stating the name of the proposed transferee, the number of Shares to be transferred, and the consideration for which the Shares are to be transferred ("Transfer Notice") and
(b) a written offer signed by the proposed transferee (if the proposed transfer is voluntary) to acquire the Shares on the terms specified in the Transfer Notice, subject only to the Right of First Refusal.

      Section 8.4.  Exercise of Right of First Refusal.  If the Company
      -----------   ----------------------------------
exercises the Right of First Refusal, the Company and the Participant shall immediately consummate the sale of the Shares to the Company at the purchase price and on the terms set forth in the Transfer Notice. To exercise the Right of First Refusal, the Company shall deliver to the Participant a notice of exercise of the Right of First Refusal within 60 days after the date the Company receives the Transfer Notice. Shares shall be deemed purchased by the Company when the Participant or other holder of the Shares receives such notice of exercise of the Right of First Refusal. All rights accorded a holder of such Shares, other than the right to payment therefor, shall cease at that time. The Company shall pay the purchase price of any Shares so purchased within 5 business days after tender of the certificates representing such Shares to the Company's transfer agent. For this purpose, cancellation of any promissory note from the Participant to the Company shall be treated as payment to the Participant in cash to the extent of the unpaid principal and any accrued interest cancelled. If the Company purchases any Shares pursuant to the Right of First Refusal, it must purchase all of the Shares proposed to be transferred.

      Section 8.5.  Exchanges or Other Transfers.  When the consideration
      -----------   ----------------------------
specified in a Transfer Notice is property other than cash, the Company may nonetheless pay the purchase price for the Shares in cash. If the consideration so specified has a readily ascertainable fair market value, the purchase price of the Shares shall be an amount equal to the fair market value of such consideration; otherwise, if the Participant (a) agrees that the purchase price for the Shares shall be the Current Market Price of the Shares determined as of the date the Company receives the Transfer Notice; or (b) does not agree that the purchase price for the Shares shall be the Current Market Price, then the purchase price shall be the value of such consideration as determined by a mutually acceptable third party appraiser, the fees for which shall be shared equally by the parties.

      Section 8.6.  Failure to Exercise Right of First Refusal.  If the Company
      -----------   ------------------------------------------
fails to exercise in full the Right of First Refusal within 60 days from the date the Company receives the Transfer Notice, the Participant may not later than 120 days following delivery to the Company of the Transfer Notice, conclude a Transfer of the Shares to the proposed transferee named in the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed Transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed Transfer by the Participant, shall again be subject to the Right of First Refusal and shall require compliance by the Participant with the procedure described in this Article 8.

      Section 8.7.  Transferees of the Transfer Shares.  All transferees of any
      -----------   ----------------------------------
Shares or any interest therein, other than the Company, shall be required as a condition of such Transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Shares or interests subject to the provisions of the Plan, including without limitation Articles 7 and 8 providing for the Share Repurchase Right and the Right of First Refusal. Any sale or Transfer of any Shares shall be void unless the provisions of this Article 8 are met.

     Section 8.8. Special Transfers.
     -----------  -----------------

          8.8.1. Creditors' Proceedings. Upon any proposed Transfer of the
          -----  ----------------------
Shares in connection with any receivership, bankruptcy, extension, readjustment, stay, composition, or other creditors' proceeding regarding a Participant, or the taking of any of the Shares by legal process (such as levy of execution), the Right of First Refusal shall expire 60 days after the Company receives a Transfer Notice from the Participant; provided, however, that the Company may not exercise its Right of First Refusal during the pendency of a bankruptcy proceeding filed under Title 11 of the United States Code to the extent not permitted to do so by 11 U.S.C. Section 365. If the Company or its assignees does not exercise the Right of First Refusal, the Shares may be transferred only pursuant to the proceeding or transaction that gave rise to the Right of First Refusal. Shares transferred pursuant to this subsection shall continue to be subject to the provisions of the Option Agreement and the Plan, including without limitation Articles 7 and 8 of the Plan.

          8.8.2. Dissolution of Marriage. Shares transferred pursuant to a
          -----  -----------------------
distribution of Shares by a Participant to his or her spouse as such spouse's marital, joint, or community property pursuant to a decree of divorce or property settlement agreement shall continue to be subject to the provisions of the Option Agreement and the Plan, including without limitation Articles 7 and 8 of the Plan.

          8.8.3. Pledge. A Participant may pledge Shares to the Company or a
          -----  ------
bank or other financial institution if the pledge or security agreement under which the Shares are pledged specifies that the pledgee shall not sell or transfer the Shares (other than to the Participant on termination of the pledge) without first offering them to the Company pursuant to Section 8.2.

          8.8.4. Family Transfers. A Participant may transfer Shares to the
          -----  ----------------
Participant's spouse, any parent, step-parent, child, or grandchild of the Participant or the Participant's spouse, any other relative of the Participant or the Participant's spouse approved by the Board, or any trust for the exclusive benefit of the Participant or any such person, without first offering the same to the Company pursuant to Section 8.2. Shares so transferred shall remain subject to the Option Agreement and the Plan. The Right of First Refusal under subsection 8.8.1 shall then arise when the transferee (as opposed to the Participant) proposes a Transfer in connection with a creditor's proceeding. The Share Repurchase Right shall arise when the Participant's employment or other similar relationship terminates, regardless of whether the Shares have been transferred.

          8.8.5. Time Periods. For purposes of this subsection, the date of the
          -----  ------------
event giving rise to the Right of First Refusal and the date the Company is deemed to receive notice of such event shall be deemed to be not earlier than the date the accountants deliver to the Company their written determination of net book value for determining the Current Market Price, if applicable.

     Section 8.9. Assignment of the Right of First Refusal. The Company may
     -----------  ----------------------------------------
assign the Right of First Refusal to one or more persons as may be selected by the Board.

     Section 8.10. Termination of Right of First Refusal. The Right of First
     ------------  -------------------------------------
Refusal shall terminate when a public market exists for the Shares, as defined in Section 7.7.

     Section 8.11. Legends. Unless a public market exists for the Shares, each
     ------------  -------
certificate representing the Shares shall bear a legend in form and substance satisfactory to the Company to the effect that the Shares are subject to the Right of First Refusal.

                                   ARTICLE 9

                                 SHARE ESCROW
                                 ------------

     Section 9.1. Escrow. As security for the faithful performance of the
     -----------  ------
Option Agreement, and to ensure the availability of the Shares for delivery upon exercise of the Share Repurchase Option or the Right of First Refusal, the Company may require a Participant to deposit each certificate representing Shares with the secretary of the Company, or such other person as the Board may designate ("Escrow Agent"), along with two stock assignments duly endorsed (with date and number of shares blank). The Company may require the signatures to be guaranteed by a national bank or a member of a national Stock Exchange. The Escrow Agent shall then hold the certificates pursuant to the instructions set forth in this Article and as they may be modified in any Option Agreement.

     Section 9.2. Copies of Notices. The Participant and the Company shall
     -----------  -----------------
give the Escrow Agent a copy of any Transfer Notice, Repurchase Notice, notice from the Participant advising the Company of its right to purchase the Shares, or any other notice required or permitted under Article 7 or 8 at the same time they deliver such notices to the intended parties. The Company shall deliver the purchase price of Shares held in escrow to the Escrow Agent instead of to the holder of the Shares.

     Section 9.3. Delivery of Shares and Purchase Price. Promptly upon receipt
     -----------  -------------------------------------
of a Repurchase Notice or notice that the Company or its assignee is exercising the Right of First Refusal, the Escrow Agent shall (a) date the stock assignments necessary for the transfer in question, (b) fill in the number of Shares being transferred, and (c) deliver the same, together with the certificate evidencing the Shares to be transferred, to the transfer agent of the Company's common stock. The Escrow Agent shall deliver the purchase price to the Participant promptly after receiving it from the Company or its assignee.

     Section 9.4. Attorney-in-Fact. Each Participant, by accepting the Option
     -----------  ----------------
Agreement, irrevocably constitutes and appoints the Escrow Agent as Participant's attorney-in-fact and agent to execute all documents necessary or appropriate to transfer Shares as contemplated in this Article.

     Section 9.5. Ownership of the Shares. Each Participant shall have the full
     -----------  -----------------------
right to vote all Shares held in the escrow and shall receive all distributions with respect to such Shares for so long as such Participant is the record owner of the Shares.

     Section 9.6. Release of Certificates. Upon each Participant's written
     -----------  -----------------------
request, the Escrow Agent shall release the Share certificates and stock assignments with respect thereto if, and to the extent that, the restrictions on transfer of the Shares set forth in Articles 7 and 8 terminate.

     Section 9.7. Powers and Rights of Escrow Agent.
     -----------  ---------------------------------

          9.7.1. Escrow Agent's Reliance. The Escrow Agent shall be obligated
          -----  -----------------------
only to perform such duties as are specifically set forth in the Plan and any applicable Option Agreement. The Escrow Agent may rely and shall be protected in relying or refraining from acting on any instrument the Escrow Agent reasonably believes to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act or omission as Escrow Agent or as attorney-in-fact for Participant while acting reasonably and in good faith. Any act or omission pursuant to the advice of counsel shall be deemed to be reasonable and in good faith.

          9.7.2. Third-Party Beneficiary. The Escrow Agent is an intended
          -----  -----------------------
third-party beneficiary of the Plan.

          9.7.3. Warnings and Court Order. The Escrow Agent is expressly
          -----  ------------------------
authorized to disregard any and all warnings given by any party to the escrow or by any other person, other than orders or process of courts or arbitrators provided for in the Plan or the Option Agreement. The Escrow Agent is expressly authorized to comply with and obey orders, judgments, or decrees of any court or the arbitrators provided for in the Plan. The Escrow Agent shall not be liable to any person by reason of such compliance, notwithstanding any such order, judgment, or decree being subsequently reversed, modified, annulled, set aside, vacated, or found to have been entered without jurisdiction.

          9.7.4. Counsel to Escrow Agent. The Escrow Agent may employ legal
          -----  -----------------------
counsel and such other experts as the Escrow Agent deems necessary in connection with its duties and may pay such experts reasonable compensation.

          9.7.5. Resignation. The Escrow Agent may resign by giving 10 days
          -----  -----------
written notice to the Company.

          9.7.6. Further Instructions. If the Escrow Agent reasonably requires
          -----  --------------------
other or further instruments in connection with the escrow, the Company and the affected Participant shall furnish such instructions.

          9.7.7. Fees. The Company shall pay all of the Escrow Agent's fees and
          -----  ----
expenses in such amount as the Company and the Escrow Agent may agree.

                                  ARTICLE 10

                   ADMINISTRATION AND AMENDMENT OF THE PLAN
                   ----------------------------------------

     Section 10.1. Administration. The Plan shall be administered by the Board
     ------------  --------------
and/or by a duly appointed committee of the Board having such powers as the Board may delegate to such committee. All references to the Board in the Plan shall also mean the committee if one has been appointed.

     Section 10.2. Rights and Powers. Subject to the Plan and, in the case of a
     ------------  -----------------
Committee, the specific rights and powers delegated by the Board to such committee, the Board shall have the authority and discretion to:

     (a) determine who shall be a Participant;

     (b) determine when Options are granted;

     (c) determine the terms and conditions of Option Agreements (which terms and conditions may differ among Agreements);

     (d) interpret the Plan;

     (e) adopt rules and regulations for implementing the Plan; and

     (f) take such other action as is appropriate to the administration of the Plan.

All decisions, determinations, and interpretations of the Board shall be final and binding on all Participants.

     Section 10.3. Termination; Amendment. The Board may from time to time
     ------------  ----------------------
suspend the Plan, terminate the Plan or amend the Plan as it deems desirable, without further action on the part of the shareholders of the Company. The approval of the shareholders shall be required, however, to (a) increase the total number of Shares that may be issued under this Plan (except as otherwise provided herein); (b) change the description of the persons eligible to be Participants; or (c) change the minimum exercise price. Except as provided in
Article 11, or in an Option Agreement, the suspension, termination, or amendment of this Plan shall not, without the consent of the Participant, alter or impair any rights of the Participant under any Option Agreement.

                                  ARTICLE 11

                       ADJUSTMENT OF AND CHANGES IN STOCK
                       ---------------------------------

     Section 11.1. Recapitalizations. If the number of the Company's outstanding
     ------------  -----------------
shares of common stock is changed by any stock dividend, stock split, reverse stock split, combination or reclassification, the number of Shares subject to the Plan and to Options outstanding, and the exercise price for such Shares, shall be equitably adjusted as determined by the Board.

     Section 11.2. Liquidation. In the event of the proposed liquidation or
     ------------  -----------
dissolution of the Company, the Company shall notify the Participants at least 10 days before such proposed action is taken. All unexercised Options shall terminate immediately before such event.

      Section 11.3.  Reorganization in Which the Company Disappears.
      ------------   ----------------------------------------------

           11.3.1.  Notice of Reorganization.  The Company shall give each
           ------   ------------------------
holder of Options at least 10 days prior written notice of (a) a sale of all or substantially all of the Company's assets, (b) any reorganization, merger, or consolidation of the Company with any other corporation in which the Company is not the surviving entity (except for a transaction the principal purpose of which is to change the state in which the Company is incorporated), or (c) any other corporate reorganization or business combination in which the beneficial ownership of 50% or more of the Company's voting securities outstanding is transferred.

           11.3.2.  Right to Cancel Options.  If an exercisable Option is not
           ------   -----------------------
exercised within 5 days before such event, the Company may cancel the Option by paying the Participant an amount equal to the fair market value of the consideration that the Participant would receive in exchange for the Shares underlying the Option, less the exercise price of the Option.

           11.3.3.  Expiration of Options.  Unless a successor corporation or
           ------   ---------------------
parent or subsidiary thereof assumes the unexercised Options or substitutes options to purchase substantially equivalent securities of the successor or its parent or subsidiary for the Options outstanding at the time of the closing of such event, all outstanding Options shall terminate upon such event.

      Section 11.4.  Reorganizations In Which Company Survives.  Upon any other
      ------------   -----------------------------------------
merger or consolidation of the Company in which there is any adjustment in the common stock of the Company outstanding immediately before such merger or consolidation, there shall be substituted for each Share then subject to the Plan, the number and kind of shares of stock or other securities or property into which each outstanding share of common stock of the Company is converted by such merger or consolidation.

      Section 11.5.  Other Changes.  Upon any other relevant change in the
      ------------   -------------
capitalization of the Company, the Board may provide for an equitable adjustment in the number of Shares then subject to the Plan, to any Options granted under the Plan, and to the exercise price for such Shares as it deems appropriate.

      Section 11.6.  No Fractional Shares.  No right to purchase fractional
      ------------   --------------------
Shares shall result from any adjustment in

Options pursuant to this Article. Upon any such adjustment, the Shares subject to Options of each Participant shall be rounded down to the nearest whole Share. The Company shall give notice of any adjustment to each holder of Options that have been so adjusted. Such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

                                  ARTICLE 12

               SUSPENSION OF OPTIONS TO SATISFY SECURITIES LAWS
               ------------------------------------------------

          Section 12.1.  Power to Suspend.  The Board may suspend the
          ------------   ----------------
exercisability of outstanding Options from time to time if appropriate to satisfy an exemption from registration under the Securities Act (such as SEC Rule 504) or any state securities law.

          Section 12.2. Minimum Period.  The minimum period of suspension shall
          ------------  --------------
be long enough to ensure that, under applicable federal or state securities regulations (such as SEC Rule 502(a)), sales of stock made before the suspension will not be integrated with sales made after the suspension.

          Section 12.3. Maximum Period.  The maximum period of suspension shall
          ------------  --------------
only be so long as needed to ensure that, under applicable federal or state securities regulations (such as SEC Rule 504(b)(2)(i)), sales made before the suspension will not be aggregated with sales made after the suspension, unless the Board, in its discretion, determines that such aggregation will not be detrimental to the best interests of the Company or the Participants.

          Section 12.4. Option Grants During Suspension.  The Company may
          ------------  -------------------------------
continue to grant Options during a period of suspension, provided that such Options are not exercisable until after the suspension.

          Section 12.5. Option Termination During Period of Suspension.  If an
          ------------  ----------------------------------------------
outstanding Option terminates during a period of suspension or during the 90 day period after the suspension, the Optionee shall have until 90 days after the suspension to exercise the Option, but in no event later than 10 years after the date of grant.

          Section 12.6. Allocation of Exercise Rights Before Suspension.  If the
          ------------  -----------------------------------------------
Board believes that a number of Participants wish to exercise Options to an extent that would result in non-compliance with an applicable federal or state securities exemption, the Board may limit the right to exercise outstanding

Options and allocate such right among the Participants in a manner that the Board determines to be fair.

      Section 12.7.  All Options Must Be Suspended.  The Board shall not suspend
      ------------   -----------------------------
any Options granted pursuant to this Plan under this Article unless it suspends all such outstanding Options.

      Section 12.8.  Advice of Counsel.  The Board may rely upon advice of
      ------------   -----------------
counsel in determining whether to suspend exercisability of the outstanding Options and in determining the period of suspension. Nothing contained in this Plan requires the Board to determine the length of the suspension in advance.

      Section 12.9.  Sunset Provision.  This Article shall be void and of no
      ------------   ----------------
force and effect beginning on the date the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

                                  ARTICLE 13

                          REQUIREMENTS OF OTHER LAWS
                          --------------------------

      Section 13.1.  Section 16 of the Exchange Act.  In the event that the
      ------------   ------------------------------
Company becomes subject to Section 16 of the Exchange Act, the Plan shall then be administered in accordance with Rule 16b-3 promulgated under the Exchange Act, or any successor rule. Unless the Board determines otherwise in a specific case, Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3, shall not be exercisable in whole or in part until the expiration of six months after the date of grant and shall contain such additional conditions or restrictions as may be required to qualify for the maximum exemption from Section 16 with respect to Plan transactions. The provisions of this Section shall be in addition to those of Section 10.1. In the event of a conflict between this Section and Section 10.1, this Section shall control. In no event shall anything in this Section 13.1 apply before the Company becomes subject to Section 16 of the Exchange Act.

      Section 13.2.  Automatic Grants to Outside Directors.
      ------------   -------------------------------------

           13.2.1  Option Grant.  Effective upon the date that the Company
           ------  ------------
becomes subject to Section 16 of the Exchange Act, each individual who is elected to serve as an Outside Director at the first Annual Meeting of the Company's shareholders held thereafter shall, on the date of such Annual Meeting, automatically be granted a Nonstatutory Option to purchase 5,000 Shares upon the terms and conditions specified below. On the date of each subsequent Annual Meeting, each Outside Director who is elected at such Annual Meeting (including any individual who may have already received one or more automatic option grants) shall automatically be granted a Nonstatutory Option to purchase an additional 5,000 Shares upon the terms and conditions specified below.

           13.2.2.  Terms of Options.  The terms and conditions that apply to
           ------   ----------------
each such automatic grant shall be as follows: (i) the per Share exercise price shall be equal to the fair market value per Share on the date of grant; (ii) the term of the Option shall be 5 years; (iii) the Options shall be exercisable in cumulative increments of 25% per year commencing on the first anniversary of the date of grant; and (iv) all other terms and conditions of the Option shall be as set forth in the Company's then current form of Option Agreement. Notwithstanding the provisions of Section 10.3, this Section shall not be amended more often than once every six months, except as otherwise permitted by Rule 16b-3.

           13.2.3  No Other Grants.  Except for the automatic grants under this
           ------  ---------------
Section, those members of the Board who serve on the Board committee that administers the Plan under Sections 10.1 and 13.1 of the Plan shall not be eligible to receive any additional Options under the Plan or any other stock plan of the Company or any Affiliate, except as permitted by Rule 16b-3. The provisions of this Section shall apply notwithstanding any provisions of the Plan to the contrary, including without limitation, Sections 4.1, 4.2 and 10.2. In no event shall anything in this Section 13.2 apply before the Company becomes subject to Section 16 of the Exchange Act.

      Section 13.3.  Section 162(m) of the Code.  In the event the Company
      ------------   --------------------------
becomes subject to Section 162(m) of the Code, unless the Board determines otherwise in a specific case, Options granted to persons subject to Section 162(m) of the Code must comply with Section 162(m) and the regulations promulgated thereunder and shall contain such additional conditions or restrictions as may be required thereunder. The provisions of this Section shall be in addition to those of Sections 10.1 and 13.1. In the event of a conflict between this Section and Section 10.1, this Section shall control. This Section and Section 13.1 shall be construed so that there is no conflict between them. In no event shall anything in this Section 13.3 apply before the Company becomes subject to Section 162(m) of the Code.

      Section 13.4.  Limit on Option Grants.  Effective upon the date that the
      ------------   ----------------------
Company becomes subject to Section 162(m) of the Code, the maximum number of Shares for which any Participant may be granted Options in any calendar year is 300,000 Shares. The provisions of this Section shall apply notwithstanding any provisions of the Plan to the contrary, including without limitation, Sections 4.1, 4.2 and 10.2.

      Section 13.5.  Shareholder Approval.  To the extent necessary and
      ------------   --------------------
desirable to comply with Rule 16b-3 or with Section 162(m) or 422 of the Code (or any other law or regulation applicable now or in the future, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required. The provisions of this Section are in addition to those of Section 10.3.

                                  ARTICLE 14

                          INFORMATION TO PARTICIPANTS
                          ---------------------------

      Section 14.1.  Information Provided.  The Company shall provide to
      ------------   --------------------
Participant on a periodic basis (but not less than annually), financial statements of the Company. The Company may provide other information regarding the Company as determined by the Board in its discretion.

      Section 14.2.  Information Confidential.  No Participant shall disclose
      ------------   ------------------------
any confidential information about the Company disclosed to the Participant in his or her capacity as a holder of Options. A Participant may, however, disclose such information to his or her legal and financial advisers in connection with advice to be rendered by them to the Participant, or to any transferee of the Shares, but only if the advisor or transferee agrees not to further disclose such information or to use the information for the benefit of anyone other than the Participant, the transferee as a holder of the Shares, or the Company.

                                  ARTICLE 15

                                  TAX STATUS
                                  ----------

      The Company does not, by way of the Plan, any document, Option Agreement, or otherwise, represent or warrant to any person, including the Participants, that the grant or exercise of an Option or the subsequent disposition of Shares obtained by the exercise of an Option pursuant to the Plan, or any other aspect of the Plan, will have any particular tax effect.

                                  ARTICLE 16

                                 MISCELLANEOUS
                                 -------------

      Section 16.1.  Additional Actions and Documents.  Each Participant shall
      ------------   --------------------------------
execute and deliver such further documents and instruments and shall take such other further actions as may be required or appropriate to carry out the intent and purposes of the Plan or any Option Agreement.

      Section 16.2.  Successors and Assigns.  All obligations imposed upon the
      ------------   ----------------------
Participants and all rights granted to the Company under the Plan, including without limitation the provisions of Articles 7 and 8, shall be binding upon each Participant's heirs, legal representatives, successors and assigns. The Plan, and the Option Agreement with each Participant, shall be the sole and exclusive source of any and all rights that a Participant and his or her heirs, legal representatives, or successors shall have in respect to the Plan or any Options granted hereunder.

      Section 16.3.  No Third-Party Beneficiaries.  Nothing in the Plan or any
      ------------   ----------------------------
Option Agreement is or shall be intended to confer any rights or remedies on any persons other than the Company and the Participants and their respective successors and assigns, other than an Escrow Agent appointed pursuant to Article
9. Nothing in the Plan or any Option Agreement is or shall be intended to relieve or discharge the obligation or liability of any third persons to any Participant. No provision of the Plan or any Option Agreement shall give any third person any right of subrogation or action over or against the Company or any Participant.

      Section 16.4.  Amendments, Waivers, and Consents.  Except as provided in
      ------------   ---------------------------------
the Plan, no Option Agreement shall be amended except in a writing signed by the Participant and the Company. No waiver or consent shall be binding except in a writing signed by the party making the waiver or giving the consent. No waiver of any provision of an Option Agreement or consent to any action shall constitute a waiver of any other provision or consent to any other action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent, except to the extent specifically set forth in writing. For the protection of all parties, amendments, waivers, and consents concerning Option Agreements that are not in writing and signed by the party to be bound may be enforced only if they are detrimentally relied upon and proved by clear and convincing evidence. Such evidence may not include the alleged reliance.

      Section 16.5.  Notice.  Any notice, instruction, or communication required
      ------------   ------
or permitted to be given under the Plan
or any Option Agreement to any party shall be in writing (which may include telex, telegram, telecopier, or other similar form of reproduction) and shall be deemed given when actually received or, if earlier, five days after deposit in the United States Mail by certified mail, return receipt requested, postage prepaid, or two days after deposit with a nationally recognized air courier, fees prepaid, addressed to the principal office or residence of such party as shown on the books of the Company, or to such other address as such party may request by written notice. The Company and each Participant shall make an ordinary, good faith effort to ensure that the person to be given notice actually receives such notice.

      Section 16.6.  Arbitration.  At the request of any party, any and all
      ------------   -----------
disputes or controversies of law, fact, or any kind arising from or relating to the Plan or any Option Agreement shall be decided by binding arbitration in accordance with the commercial rules of the American Arbitration Association (except to the extent such rules are inconsistent with the provisions of this Section). Such arbitration shall also comply with the California Arbitration Act, except that discovery will be allowed for a period of up to three months. Such discovery shall be conducted in accordance with the California Code of Civil Procedure. At the request of any party, the arbitrators, attorneys, parties to the arbitration, witnesses, experts, court reporters, or other persons present at the arbitration shall agree in writing to maintain the strict confidentiality of the arbitration proceedings. Arbitration shall be conducted by a single, neutral arbitrator or, at the election of any party, three neutral arbitrators, appointed in accordance with the commercial rules of the American Arbitration Association. The award of the arbitrator shall be enforceable according to the applicable provisions of the California Code of Civil Procedure. Notwithstanding the foregoing, a party may apply to a court of competent jurisdiction for emergency relief in the form of a temporary restraining order pending final determination of a claim through arbitration in accordance with this Section. The parties shall share the costs of arbitration equally.

      Section 16.7.  Jurisdiction and Venue.  Each Participant consents to the
      ------------   ----------------------
personal jurisdiction of all federal and state courts in the state of the Participant's employment, and agrees that venue shall lie exclusively in the county of the Participant's employment if the Participant is an Employee or former Employee at the time of the dispute, or otherwise in the county of the Company's principal place of business.

      Section 16.8.  Governing Law.  The rights and obligations of the parties
      ------------   -------------
shall be governed by, and the Plan and each Option Agreement shall be construed and enforced in accordance with, the laws of the State of California, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction. Incentive Options granted under the Plan shall be interpreted and administered in accordance with Section 422 of the Code. If any provision is susceptible of more than one interpretation, it shall be interpreted in a manner consistent with the Plan being an incentive stock option plan. If any provision of the Plan or any Option Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

      Section 16.9.  Plan Governs.  If there is any inconsistency between the
      ------------   ------------
Plan and any documents related to the Plan, including any Option Agreement, the Plan shall govern. Nothing in the Plan shall be construed to constitute, or be evidence of, any right in favor of any person to receive Options hereunder or any obligation on the part of the Company to issue Options with respect to its common stock.

                             MICREL, INCORPORATED

                            STOCK OPTION AGREEMENT

                    PURSUANT TO THE 1994 STOCK OPTION PLAN


- ----------------------------------           ----------------------------------
Participant
                                             ----------------------------------
                                             Address

     This Stock Option Agreement, dated as of the Date of Grant set forth below, is entered into between Micrel, Incorporated, a California corporation and the Participant named above pursuant to the Micrel, Incorporated 1994 Stock Option Plan. Capitalized terms not defined in this Agreement are defined in the Plan.

     Pursuant to the Plan, the Company grants an Option to the Participant to purchase shares of the common stock of the Company as follows:

     Grant Number
                                             ----------------------------------

     Date of Grant
                                             ----------------------------------

     Exercise Price Per Share                $
                                             ----------------------------------

     Total Number of Shares Granted
                                             ----------------------------------

     Total Exercise Price                    $
                                             ----------------------------------

     Type of Option                    ______ Incentive Option
                                       ______ Nonstatutory Option

     Term
                                             ----------------------------------

     Expiration Date
                                             ----------------------------------

     Subject to the provisions of this Agreement and the Plan, the Options become exercisable in cumulative installments as set forth below. Exercisable Options may be exercised from time to time until the Expiration Date set forth above or termination of the Options as set forth in the Plan.

                                                   Date on Which
                                                   Options First Become
                 Number of Shares                  Exercisable
                 ----------------                  -----------




     During the Participant's lifetime, the Option is exercisable only by the Participant. The form of Exercise Notice and Agreement is attached hereto as Exhibit A. The Option or this Agreement shall not be sold, pledged, assigned, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. Any attempted sale, pledge, assignment, transfer or other disposition of the Option shall be void and of no effect.

     If the Participant is an Employee, the Participant's status as an "at-will" Employee is not affected by the Plan or this Agreement. The Company's right to terminate the Participant's employment is not limited or restricted by this Agreement or the Plan.

     The Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, which is attached to and made a part of this Agreement. The Plan imposes substantial restrictions on the Options and the Shares. PLEASE NOTE THAT PURSUANT TO SECTION 6.2.2 OF THE PLAN AN EMPLOYEE WHOSE TERMINATION OF EMPLOYMENT IS DUE TO TEMPORARY DISABILITY IS PERMITTED UP TO 6 MONTHS TO EXERCISE OTHERWISE EXERCISABLE OPTIONS. PARTICIPANT UNDERSTANDS THAT EXERCISE OF AN OPTION MORE THAN 90 DAYS AFTER TERMINATION UNDER THIS LIMITED SITUATION WOULD REQUIRE TREATING THE OPTION AS A NONSTATUTORY OPTION FOR TAX PURPOSES. THE COMPANY RECOMMENDS THAT PARTICIPANT CONSULT WITH A TAX ADVISOR REGARDING THIS MATTER.

By signing this Agreement, the Participant acknowledges that Optionee has read and understood the Plan and agrees to be bound by it and this Agreement, including the provisions of Articles 7 and 8 of the Plan.

OPTIONEE:                              MICREL, INCORPORATED

                                       By:
- ----------------------------------        ----------------------------------
Signature

                                       Title:
- ----------------------------------            -------------------------------
Print Name

                                   EXHIBIT A
                                   ---------

                         EXERCISE NOTICE AND AGREEMENT
                         -----------------------------

Micrel, Incorporated
1849 Fortune Drive
San Jose, CA 95131

Attention: Chief Financial Officer

              Re:  Exercise of Stock Option Pursuant to
                   1994 Stock Option Plan

     1.  Exercise of Option.  Pursuant to the Micrel, Incorporated 1994 Stock
         ------------------
Option Plan (the "Plan") and the Stock Option Agreement ("Option Agreement") entered into as of ______________________, 199__ between ______________________
("Participant") and Micrel, Incorporated, a California corporation (the "Company"), Participant hereby elects, effective as of today, _________________, to exercise Participant's option to purchase ___________ shares of common stock (the "Shares") of the Company.

     2.  Payment; Taxes.  Enclosed is Participant's check in the amount of
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$____________, which is the full exercise price for the Shares.  Participant agrees to make appropriate arrangements with the Company for payment of Participant's tax obligation as a result of this Option exercise.

     3.  Deemed Date of Exercise.  The date of exercise shall be deemed to be
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the first date (after which an Exercise Notice is filed with the Company) upon which Shares become eligible for transfer to the Participant under applicable state and federal laws and regulatory requirements.

     4.  Compliance with Laws.  Participant understands and acknowledges that
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the purchase and sale of the Shares may be subject to approval under the state and federal securities laws and other laws and, notwithstanding any other provision of the Option Agreement to the contrary, the exercise of any rights to purchase Shares is expressly conditioned upon approval (if necessary) and compliance with all such laws.

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

     5.  Representations of Participant.  Participant represents and warrants
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to the Company, as follows:

         (a) Participant has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

         (b)  The Options exercised herewith are exercisable according to the schedule in the Option Agreement.

         (c) Participant is aware of the business affairs and financial condition of the Company and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.

         (d) Participant is acquiring the Shares for investment for Participant's own account only and not with a view to, for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

         (e) Participant acknowledges and understands that the Shares are "restricted Securities" and have not been registered under the Securities Act in reliance upon a specific exemption from registration. Participant acknowledges that such exemption depends upon, among other things, the bona fide nature of Participant's investment intent as expressed herein. Participant further understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Shares. Participant understands that the certificate representing the Shares will bear a legend that prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and any other legend required under applicable state securities law.

     (f) Participant is aware of the adoption of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the Company in a nonpublic offering, subject to the satisfaction of certain conditions. Participant further understands that if the applicable requirements of Rule 701 or Rule 144 are not satisfied, the sale of the Shares will require registration under the Securities Act or compliance with a registration exemption. Participant understands that no assurances can be given that any such registration exemption will be available.

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

         (g) Participant further agrees that Participant is acquiring the Shares in accordance with and subject to the terms of the Option Agreement and the Plan, including the Share Repurchase Right and the Right of First Refusal, to all of which Participant expressly assents.

     6.  Refusal to Transfer.  The Company shall not be required (i) to transfer
         -------------------
on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, the Option Agreement or the Plan or (ii) to treat as owner of such Shares or to accord the right to vote or receive dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

     7.  Tax Consultation.  Participant understands that Participant may suffer
         ----------------
adverse tax consequences as a result of Participant's purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

     8.  Entire Agreement.  The Plan and the Option Agreement are incorporated
         ----------------
herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

Submitted by:                          Accepted by:

PARTICIPANT:                           MICREL, INCORPORATED

                                       By:
                                          -----------------------------------

                                       Its:
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          (Signature)

Address:
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Social Security Number:

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